SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement          |_|  Soliciting Material Under Rule
|_|  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials



                    SELIGMAN NEW TECHNOLOGIES FUND II, INC.
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                (Name of Registrant as Specified In Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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|_|  Fee paid previously with preliminary materials:

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|_|  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

                               J. & W. SELIGMAN &
                                     COMPANY

     IN RE: PROXY VOTE TO LIQUIDATE SELIGMAN NEW TECHNOLOGIES FUND II, INC.

October 19, 2007

Dear Financial Advisor:

We were unable to fully meet your client's redemption request during the recent quarterly repurchase offer for common shares of Seligman New Technologies Fund II, Inc. The repurchase offer was for up to 5% of outstanding shares; we received requests to redeem 10.5% of shares. Because the offer was oversubscribed, share repurchases were pro-rated.

The Fund's Board of Directors believes that the best interest of all stockholders would be served by discontinuing quarterly repurchase offers and liquidating the Fund. A proxy statement has been submitted to stockholders requesting that they consider a proposal to liquidate and dissolve the Fund (Proposal 1) and to eliminate the Fund's quarterly repurchase offers for its common stock (Proposal 2). Proposal 2 will not be implemented if Proposal 1 is not approved. The Fund continues to solicit proxies in favor of these proposals but is well short of the 50% vote requirement.

Stockholders should complete, date, sign and return their voting instructions form (i.e. proxy card) or, alternatively, authorize their proxy by telephone as indicated on their voting instruction form, or the Internet (www.proxyvote.com), as described in the voting instruction form. If any of your clients have lost their voting instruction form, you will need to get them a new voting instruction form, or Control Number (the individual pre-printed Control Number on each voting instruction form is needed to vote) from your firm's proxy department. If you need assistance, please contact the Fund at 800-221-2783.

The next special meeting of Fund stockholders relating to the proposals is scheduled for October 30, 2007. If we do not receive enough votes by such date, the meeting will be adjourned and rescheduled for November. If we do not receive the requisite number of votes from the Fund's stockholders by November 16th, the proxy solicitation period will be over and the Fund will continue its daily operations. Your client may continue requesting a redemption of shares through quarterly repurchase offers by the Fund. However, because of the cap on the number of shares that may be redeemed, we are unable to guarantee we will be able to fully accommodate your client's request.

If these proposals are not approved, we may commence a new proxy solicitation to again seek approval of these proposals, with all the associated additional costs to the Fund. We ask that you please contact your client immediately to remind them to vote their shares in favor of the proposals.

In addition, if there are additional Financial Advisors you know with clients in the Fund, we ask that you encourage them to remind their clients to vote their shares in favor of the proposals as soon as possible.

Sincerely,


/s/ Charles W. Kadlec

Charles W. Kadlec
Managing Director

                           FOR BROKER/DEALER USE ONLY